U.S. SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report: February 12, 2003



                            Titan Technologies, Inc.
             (Exact Name of registrant as specified in its Charter)




       New Mexico                000-25024                85-0206831
(State of Incorporation)     Commission File No.        (IRS Employer
                                                      Identification No.)



  3206 Candelaria Road NE      Albuquerque, NM              87107
    (Address of principal executive offices)              (Zip Code)



Registrant's telephone number:(505)884-0272

                                      N/A
                     (Registrant's former name and address)




Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Pursuant to Item 304 of Regulation S-K the registrant states:

(a) (i) On February 12, 2003, the Registrant dismissed Grant Thornton LLP as its independent accountant.

     (ii) The financial statements reported on by Grant Thornton LLP for each of its fiscal years ended July 31, 2002 and 2001 were not subject to an adverse or qualified opinion, or a disclaimer of opinion and were not modified as to audit scope or accounting principles. The reports of Grant Thornton LLP on the financial statements of the Registrant for the past two years ended July 31, 2002 and 2001 did, however, contain explanatory paragraphs describing an uncertainty about the Registrant's ability to continue as a going concern.

     (iii) The decision to change accountants was approved by the Registrant's Board of Directors; and

     (iv) (A) There were no disagreements related to accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years and the interim period through February 12, 2003 which, if not resolved to Grant Thornton's satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its reports for such periods.

                (B) thru (E) Not applicable.

  (2) On February 13, 2003, the Registrant engaged Stark Winter Schenkein & Co., LLP, as its independent accountants.

     (i) The Registrant did not consult with Stark Winter Schenkein & Co., LLP, its new independent accountants, regarding any matter prior to its engagement; and

     (ii) Not applicable.

  (3) The Registrant has provided to Grant Thornton LLP, its former accountants, a copy of the disclosures contained in this Item 4 and the Registrant has requested a letter from Grant Thornton, addressed to the Commission, confirming the statements made by the Registrant in this Item 4. A copy of such letter is attached hereto.

(b) Not applicable.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements of business acquired.

                Not Applicable

        (b) Pro Forma financial information.

                Not Applicable

        (c) Index to Exhibits.
        Exhibit Number                          Description
             (16) Letter from Grant Thornton LLP pursuant to Item 304(a)(3) of Regulation S-B


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Titan Technologies, Inc.
Dated: February 17, 2003

                                                  Ronald L. Wilder
                                                  ------------------------------
                                                  By: Ronald L. Wilder
                                                  Title: Chief Executive Officer